UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2021 (August 10, 2021)

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DNOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2021, the Board of Directors (the “Board”) of NOW Inc. (the “Company”) elected Sonya Reed as an independent member of the Board, effective August 11, 2021. Ms. Reed has not been appointed to any committees of the Board at this time. Ms. Reed will receive compensation for her services as a director consistent with that provided to the Company’s other non-employee directors, as previously disclosed in the Company’s annual proxy statement. Upon her appointment, the Board also approved a grant of 15,094 shares of restricted stock on August 11, 2021 to Ms. Reed under the Company’s Long-Term Incentive Plan, which shall vest in full on the first anniversary of the date of the grant, on terms consistent with past annual stock grants to our non-employee directors.

Ms. Reed, age 48, is the Senior Vice President of Human Resources and Corporate Communications at Phillips 66. Ms. Reed received a Bachelor of Science in Economics from Arizona State University in 1996 and completed advanced studies at the University of Cambridge in England and Complutense University of Madrid. She is fluent in Spanish.

Phillips 66 is an existing Company customer. During 2020, the Company recorded revenue from Phillips 66 and its subsidiaries in the amount of approximately $23 million. In the Company’s opinion, the terms of such payments were substantially equivalent to those which would have been obtained from unaffiliated third parties. Such amounts are not material to either the Company, or Phillips 66.

There are no family relationships among any of the Company’s directors or executive officers and Ms. Reed. Except as otherwise disclosed herein, Ms. Reed does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 12, 2021, the Company announced the election of Ms. Reed to the Board. A copy of the press release is attached as Exhibit 99.1 to this report.

On August 10, 2021, Wayne Richards resigned from the Board. The resignation was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations, policies or practices.

On August 11, 2021, the Company announced the resignation of Mr. Richards from the Board. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report on Form 8-K:

99.1	NOW Inc. press release dated August 12, 2021 announcing the appointment of Sonya Reed to the Board.

99.2	NOW Inc. press release dated August 11, 2021 announcing the resignation of Wayne Richards from the Board.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2021	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel